Exhibit 99.1

Southside Bancshares Will Not Apply for Federal Funds

TYLER, Texas (November 13, 2008) Southside Bancshares, Inc. (NASDAQ:SBSI), a Texas based banking institution, today announced that it will not apply for federal funds available through the Capital Purchase Program (CPP), which is part of the federal government’s Troubled Assets Relief Program (TARP).

“After carefully considering all of the facts, we have made a business decision that Southside will not apply for federal CPP funds,” said B.G. Hartley Chairman and CEO of Southside Bancshares, Inc.

“Southside is well capitalized, now and for the foreseeable future, with sufficient capital to continue executing its business plan. At September 30, 2008, our Tier 1 Capital to risk weighted assets ratio was 15.60% and our Total Capital to risk weighted assets ratio was 17.33%. Our strong commitment to traditional banking remains unwavering. We anticipate that by executing our business plan, designed to positively impact earnings, we will, as in the past, produce the capital necessary for Southside to continue to grow. Last month we reported net income for the nine months ended September 30, 2008, increased $8.5 million, or 71.5% to a record $20.3 million from $11.9 million, for the same period in 2007.”

“As a Texas based bank, operating exclusively in Texas, we are fortunate that despite a slowing national economy, our market areas continue to appear stable. As we stated in the third quarter earnings release, at Southside, as we evaluate the financial landscape, our posture is best described as both cautious and constructive.”

Hartley further stated “Southside supports the CPP and believes it is an important part of the government’s efforts to cure the upheaval in the nations housing and credit markets. We applaud the Administration and Congress for taking these aggressive and well thought out actions to stabilize our nations’ financial markets. We firmly believe in the long-term financial success of our great nation.”

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the Company’s ability to produce the capital necessary to fund the Company’s growth, the effect of the Company’s expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.